--------------------------------------------------------------------------------
                                            MARCH 1, 2001 | PROSPECTUS
--------------------------------------------------------------------------------


J.P. MORGAN FIXED INCOME FUNDS

Short Term Bond Fund

Bond Fund

Global Strategic Income Fund

Emerging Markets Debt Fund

Tax Exempt Bond Fund

New York Tax Exempt Bond Fund


                                        ----------------------------------------
                                        Seeking high total return or current
                                        income by investing primarily in fixed
                                        income securities.

This prospectus contains essential information for anyone investing in these funds. Please read it carefully and keep it for reference.

As with all mutual funds, the fact that these shares are registered with the Securities and Exchange Commission does not mean that the commission approves them or guarantees that the information in this prospectus is correct or adequate. It is a criminal offense to state or suggest otherwise.

                                                                        JPMorgan

Distributed by Funds Distributor, Inc.

CONTENTS
--------------------------------------------------------------------------------

     2 |  J.P. MORGAN FIXED INCOME FUNDS

           Each fund's goal, principal
          strategies, principal risks,
              performance and expenses

          J.P. Morgan Short Term Bond Fund ..................................  2

          J.P. Morgan Bond Fund .............................................  4

          J.P. Morgan Global Strategic Income Fund ..........................  6

          J.P. Morgan Emerging Markets Debt Fund ............................  8

          J.P. Morgan Tax Exempt Bond Fund .................................. 10

          J.P. Morgan New York Tax Exempt Bond Fund ......................... 12

     14 | FIXED INCOME MANAGEMENT APPROACH

          Principles and techniques common
           to the funds in this prospectus

          J.P. Morgan ....................................................... 14


          J.P. Morgan Fixed Income Funds .................................... 14


          The spectrum of fixed income funds ................................ 14

          Who may want to invest ............................................ 14

          Fixed income investment process ................................... 15

     16 | YOUR INVESTMENT

          Investing in the J.P. Morgan
                    Fixed Income Funds

          Investing through a financial professional ........................ 16

          Investing through an employer-sponsored retirement plan ........... 16

          Investing through an IRA or rollover IRA .......................... 16

          Investing directly ................................................ 16

          Opening your account .............................................. 16

          Adding to your account ............................................ 16

          Selling shares .................................................... 17

          Account and transaction policies .................................. 17

          Dividends and distributions ....................................... 18

          Tax considerations ................................................ 18

     19 | FUND DETAILS

          More about risk and the funds'
                     business operations

          Business structure ................................................ 19

          Management and administration ..................................... 19

          Risk and reward elements .......................................... 20

          Investments ....................................................... 24

          Financial highlights .............................................. 26

          FOR MORE INFORMATION ...................................... back cover

J.P. MORGAN SHORT TERM BOND FUND                 | TICKER SYMBOL: JPSBX
--------------------------------------------------------------------------------

                                                   REGISTRANT: J.P. MORGAN FUNDS
                                              (J.P. MORGAN SHORT TERM BOND FUND)

[GRAPHIC] RISK/RETURN SUMMARY

      For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 20-25.

[GRAPHIC] GOAL

      The fund's goal is to provide high total return, consistent with low volatility of principal. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

      Principal Strategies

      The fund invests primarily in fixed income securities, including U.S. government and agency securities, domestic and foreign corporate bonds, private placements, asset-backed and mortgage-related securities, and money market instruments, that it believes have the potential to provide a high total return over time. These securities may be of any maturity, but under normal market conditions the fund's duration will range between one and three years, similar to that of the Merrill Lynch 1-3 Year Treasury Index. For a description of duration, please see "Fixed Income Investment Process" on page 15.

Up to 25% of assets may be invested in foreign securities, including 20% in debt securities denominated in foreign currencies of developed countries. The fund typically hedges its non-dollar investments back to the U.S. dollar. At least 90% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent, including at least 75% A or better. No more than 10% of assets may be invested in securities rated B or BB.

Principal Risks

The fund's share price and total return will vary in response to changes in interest rates. How well the fund's performance compares to that of similar duration fixed income funds will depend on the success of the investment process, which is described on page 15.

Although any rise in interest rates is likely to cause a fall in the price of bonds, the fund's comparatively short duration is designed to help keep its share price within a relatively narrow range. Because it seeks to minimize risk, the fund will generally offer less income, and during periods of declining interest rates, may offer lower total returns than bond funds with longer durations. Because of the sensitivity of the fund's mortgage related securities to changes in interest rates, the performance and duration of the fund may be more volatile than if it did not hold these securities. The fund uses futures contracts and other derivatives to help manage duration, yield curve exposure, and credit and spread volatility. To the extent that the fund seeks higher returns by investing in non-investment-grade bonds, often called junk bonds, it takes on additional risks, since these bonds are more sensitive to economic news and their issuers have a less secure financial position. To the extent the fund invests in foreign securities, it could lose money because of foreign government actions, political instability, currency fluctuation or lack of adequate and accurate information. The fund may engage in active and frequent trading, leading to increased portfolio turnover and the possibility of increased capital gains. See page 18 for further discussion on the tax treatment of capital gains.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.


PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than $700 billion, including more than $___ billion using similar strategies as the fund.


The portfolio management team is led by Connie J. Plaehn, managing director, who has been on the team since the fund's inception and has been at J.P. Morgan since 1984; John Donohue, vice president, who has been on the team since joining J.P. Morgan in June of 1997 from Goldman Sachs & Co., where he was an institutional money market portfolio manager; and Abigail J. Feder, vice president, who joined J.P. Morgan in April of 2000 from Morgan Stanley Dean Witter Investment Management, where she managed short term fixed income portfolios.

--------------------------------------------------------------------------------

Before you invest

Investors considering the fund should understand that:

o The fund seeks to achieve its goal by investing in a master portfolio, which is another fund with the same goal.

o     There is no assurance that the fund will meet its investment goal.

o     The fund does not represent a complete investment program.


2 | J.P. MORGAN SHORT TERM BOND FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Short Term Bond Fund.


The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the last seven calendar years.


The table indicates some of the risks by showing how the fund's average annual returns for the past one year, five years and life of the fund compared to those of the Merrill Lynch 1-3 Year Treasury Index. This is a widely recognized, unmanaged index of U.S. Treasury notes and bonds with maturities of 1-3 years used as a measure of overall short-term bond market performance.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

   [The following table was depicted as a bar chart in the printed material.]

------------------------------
Year-by-year total return (%)     Shows changes in returns by calendar year (1),(2)
---------------------------------------------------------------------------------------
                                  1994    1995    1996     1997    1998    1999    2000
                                  0.11   10.58    4.94     6.14    6.84    2.81   7.03
---------------------------------------------------------------------------------------

o J.P. Morgan Short Term Bond Fund


The fund's year-to-date total return as of 12/31/00 was 7.03%. For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 3.41% (for the quarter ended 6/30/95); and the lowest quarterly return was -0.54% (for the quarter ended 3/31/94).

-------------------------------
Average annual total return (%)    Shows performance over time, for periods ended December 31, 2000(1)
------------------------------------------------------------------------------------------------------
                                                    Past 1 yr.   Past 5 yrs.    Life of fund(1)
J.P. Morgan Short Term Bond Fund (after expenses)     7.03          5.54            5.32
------------------------------------------------------------------------------------------------------
Merrill Lynch 1-3 Year Treasury Index (no expenses)   8.00          5.92            5.76
------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund before and after reimbursement are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.


---------------------------------------------
Annual fund operating expenses(3)(%)
(expenses that are deducted from fund assets)
---------------------------------------------

Management fees                         0.25

Distribution (Rule 12b-1) fees          none

Other expenses                          0.57
---------------------------------------------
Total operating expenses                0.82

Fee waiver and expense
reimbursement(4)                        0.22
---------------------------------------------
Net expenses(4,5)                       0.60
---------------------------------------------

---------------------------------------------
Expense example(4)
---------------------------------------------
The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 3/1/01 through 2/28/02 and total operating expenses thereafter, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

---------------------------------------------
              1 yr.  3 yrs.  5 yrs.   10 yrs.

Your cost($)   61     240     433       993
---------------------------------------------


(1) The fund commenced operations on 7/8/93 and returns reflect performance of the fund from 7/31/93.

(2)   The fund's fiscal year end is 10/31.

(3) The fund has a master/feeder structure as described on page 19. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of the fund's average net assets.


(4) Reflects an agreement dated 3/1/01 by Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan, to reimburse the fund to the extent total operating expenses (excluding interest, taxes, and extraordinary expenses) exceed 0.60% of the fund's average daily net assets through 2/28/02.



                                            J.P. MORGAN SHORT TERM BOND FUND | 3

J.P. MORGAN BOND FUND                            | TICKER SYMBOL: PPBDX
--------------------------------------------------------------------------------
                                                   REGISTRANT: J.P. MORGAN FUNDS
                                                   (J.P. MORGAN BOND FUND)

[GRAPHIC] RISK/RETURN SUMMARY

      For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 20-25.

[GRAPHIC] GOAL

      The fund's goal is to provide high total return consistent with moderate risk of capital and maintenance of liquidity. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

Principal Strategies

The fund invests primarily in fixed income securities, including U.S. government and agency securities, corporate bonds, private placements, asset-backed and mortgage-backed securities, that it believes have the potential to provide a high total return over time. These securities may be of any maturity, but under normal market conditions the management team will keep the fund's duration within one year of that of the Salomon Smith Barney Broad Investment Grade Bond Index (currently about five years). For a description of duration, please see "Fixed Income Investment Process" on page 15.

Up to 25% of assets may be invested in foreign securities, including 20% in debt securities denominated in foreign currencies of developed countries. The fund typically hedges its non-dollar investments back to the U.S. dollar. At least 75% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent, including at least 65% A or better. No more than 25% of assets may be invested in securities rated B or BB.

Principal Risks

The fund's share price and total return will vary in response to changes in interest rates. How well the fund's performance compares to that of similar fixed income funds will depend on the success of the investment process, which is described on page 15.

To the extent that the fund seeks higher returns by investing in non-investment-grade bonds, often called junk bonds, it takes on additional risks, since these bonds are more sensitive to economic news and their issuers have a less secure financial position. The fund may use futures contracts and other derivatives to help manage duration, yield curve exposure, and credit and spread volatility. To the extent the fund invests in foreign securities, it could lose money because of foreign government actions, political instability, currency fluctuation or lack of adequate and accurate information. The fund's mortgage-backed investments involve risk of losses due to prepayments that occur earlier or later than expected, like any bond, due to default. The fund may engage in active and frequent trading, leading to increased portfolio turnover and the possibility of increased capital gains. See page 18 for further discussion on the tax treatment of capital gains.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than $700 billion, including more than $___ billion using similar strategies as the fund.


The portfolio management team is led by Connie Plaehn, managing director, who has been at J.P. Morgan since 1984, Paul Zemsky, managing director, who has been at J.P. Morgan since 1985 and Jay Gladieux, vice president, who has been at J.P. Morgan since 1997. Mr. Zemsky has been on the team since 1988 and Mrs. Plaehn has been on the team since 1994. Mr. Gladieux joined the team in September of 2000.

--------------------------------------------------------------------------------

Before you invest

Investors considering the fund should understand that:

o The fund seeks to achieve its goal by investing in a master portfolio, which is another fund with the same goal.

o     There is no assurance that the fund will meet its investment goal.

o     The fund does not represent a complete investment program.


4 | J.P. MORGAN BOND FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Bond Fund.

The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the last ten calendar years.

The table indicates some of the risks by showing how the fund's average annual returns for the past one, five and ten years compared to those of the Salomon Smith Barney Broad Investment Grade Bond Index. This is a widely recognized, unmanaged index of U.S. Treasury and agency securities and investment-grade mortgage and corporate bonds used as a measure of overall bond market performance.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

      [The following was depicted as a bar chart in the printed material.]


------------------------------
Year-by-year total return (%)   Shows changes in returns by calendar year(1)
-------------------------------------------------------------------------------------
       1991    1992    1993    1994    1995    1996     1997    1998    1999    2000
      13.45    6.53    9.87   (2.97)  18.17    3.13     9.13    7.36   (0.73)  10.62
-------------------------------------------------------------------------------------


o J.P. Morgan Bond Fund

For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 6.25% (for the quarter ended 6/30/95); and the lowest quarterly return was -2.39% (for the quarter ended 3/31/94).


-------------------------------
Average annual total return (%)    Shows performance over time, for periods ended December 31, 2000(1)
------------------------------------------------------------------------------------------------------
                                         Past 1 yr.     Past 5 yrs.    Past 10 yrs.
J.P. Morgan Bond Fund (after expenses)      10.62           5.82           7.29
------------------------------------------------------------------------------------------------------
Salomon Smith Barney Broad Investment
  Grade Bond Index (no expenses)            11.59           6.45           8.00
------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses are deducted from fund assets prior to performance calculations.

---------------------------------------------
Annual fund operating expenses(2)(%)
(expenses that are deducted from fund assets)
---------------------------------------------

Management fees                         0.30

Distribution (Rule 12b-1) fees          none

Other expenses                          0.39
---------------------------------------------
Total annual fund
operating expenses                      0.69
---------------------------------------------

---------------------------------------------
Expense example
---------------------------------------------

The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, total operating expenses remain unchanged, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

---------------------------------------------------
               1 yr.     3 yrs.    5 yrs.   10 yrs.

Your cost($)    70        221       384      859
---------------------------------------------------


(1)   The fund's fiscal year end is 10/31.

(2) The fund has a master/feeder structure as described on page 18. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of average net assets.


                                                       J.P. MORGAN BOND FUND | 5

J.P. MORGAN GLOBAL STRATEGIC INCOME FUND         | TICKER SYMBOL: JPGSX
--------------------------------------------------------------------------------
                                      REGISTRANT: J.P. MORGAN FUNDS
                                      (J.P. MORGAN GLOBAL STRATEGIC INCOME FUND)

[GRAPHIC] RISK/RETURN SUMMARY

      For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 20-25.

[GRAPHIC] GOAL

      The fund's goal is to provide high total return from a portfolio of fixed income securities of foreign and domestic issuers. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

      Principal Strategies

      The fund invests in a wide range of debt securities from the U.S. and other markets, both developed and emerging. Issuers may include governments, corporations, financial institutions, and supranational organizations (such as the World Bank) that the fund believes have the potential to provide a high total return over time. The fund may invest directly in mortgages and in mortgage-backed securities. The fund's securities may be of any maturity, but under normal market conditions its duration will generally be similar to that of the Lehman Brothers Aggregate Bond Index (currently about four and a half years). For a description of duration, please see "Fixed Income Investment Process" on page 15. At least 40% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent. The balance of assets must be invested in securities rated B or higher at the time of purchase (or the unrated equivalent), except that the fund's emerging market component has no minimum quality rating and may invest without limit in securities that are in the lowest rating categories (or are the unrated equivalent).

      The management team uses the process described on page 15, and also makes country allocations, based primarily on macro-economic factors. The team uses the model allocation shown at right as a basis for its sector allocation, although the actual allocations are adjusted periodically within the indicated ranges. Within each sector, a dedicated team handles securities selection. The fund typically hedges its non-dollar investments in developed countries back to the U.S. dollar.

Principal Risks

The fund's share price and total return will vary in response to changes in global bond markets, interest rates, and currency exchange rates. How well the fund's performance compares to that of similar fixed income funds will depend on the success of the investment process. Because of credit and foreign and emerging markets investment risks, the fund's performance is likely to be more volatile than that of most fixed income funds. Foreign and emerging market investment risks include foreign government actions, political instability, currency fluctuations and lack of adequate and accurate information. To the extent that the fund seeks higher returns by investing in non-investment-grade bonds, often called junk bonds, it takes on additional risks, since these bonds are more sensitive to economic news and their issuers have a less secure financial position. The fund's mortgage-backed investments involve the risk of losses due to default or to prepayments that occur earlier or later than expected. Some investments, including directly owned mortgages, may be illiquid. The fund has the potential for long-term total returns that exceed those of more traditional bond funds, but investors should also be prepared for risks that exceed those of more traditional bond funds. The fund may engage in active and frequent trading, leading to increased portfolio turnover and the possibility of increased capital gains. See page 18 for further discussion on the tax treatment of capital gains.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.


MODEL SECTOR ALLOCATION

      [The following was depicted as a pie chart in the printed material.]

9%   international non-dollar (range 0-25%)
35%  public/private mortgages (range 20-45%)
13%  public/private corporates (range 5-25%)
16%  emerging markets (range 0-25%)
27%  high yield corporates (range 17-37%)

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than $700 billion, including more than $___ billion using similar strategies as the fund.


The portfolio management team is led by Mark E. Smith, managing director, who joined J.P. Morgan in 1994 and has been on the team since the Fund's inception, and Robert J. Morena, vice president, who joined J.P. Morgan in 2000. Prior to joining J.P. Morgan, Mr. Morena served as a managing director at Forest Investment Management where he managed fixed income portfolios. Prior to that, he served as the Department Head of The Bank of New York's Institutional Fixed Income Division.

--------------------------------------------------------------------------------
Before you invest

Investors considering the fund should understand that:

o The fund seeks to achieve its goal by investing in a master portfolio, which is another fund with the same goal.

o     There is no assurance that the fund will meet its investment goal.

o     The fund does not represent a complete investment program.


6 | J.P. MORGAN GLOBAL STRATEGIC INCOME FUND

--------------------------------------------------------------------------------
PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Global Strategic Income Fund.


The bar chart indicates some of the risks by showing the performance of the fund's(1) shares from year to year for each of the last three calendar years.


The table indicates some of the risks by showing how the fund's average annual returns for the past one year and life of the fund compared to those of the Lehman Brothers Aggregate Bond Index. This is a widely recognized, unmanaged index used as a measure of overall bond market performance.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

 [The following was depicted as a bar chart in the original printed material.]

--------------------
Total return (%)    Shows changes in returns by calendar year(1),(2)
------------------------------------------------------------------
                    1998          1999          2000

                    2.31          2.08          7.55
------------------------------------------------------------------

o J.P. Morgan Global Strategic Income Fund(1)

The fund's year-to-date total return as of 12/31/00 was 7.55%. For the period covered by this total return chart, the fund's highest quarterly return was 3.04% (for the quarter ended 3/31/98); and the lowest quarterly return was -1.58% (for the quarter ended 9/30/98).


---------------------------------
Average annual total return (%)    Shows performance over time, for periods ended December 31, 2000(1)
------------------------------------------------------------------------------------------------------
                                                                     Past 1 yr.       Life of fund(1)
J.P. Morgan Global Strategic Income Fund (after expenses)               7.55                5.69
------------------------------------------------------------------------------------------------------
Lehman Brothers Aggregate Bond Index (no expenses)                     11.63                7.84
------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
INVESTOR EXPENSES

The expenses of the fund before and after reimbursement are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.


---------------------------------------------
Annual fund operating expenses(3)(%)
(expenses that are deducted from fund assets)
---------------------------------------------
Management fees                         0.45

Distribution (Rule 12b-1) fees          none

Other expenses                          2.05
---------------------------------------------
Total operating expenses                2.50

Fee waiver and expense
reimbursement(4)                        1.50
---------------------------------------------
Net expenses(4)                         1.00
---------------------------------------------


---------------------------------------------
Expense example(4)
---------------------------------------------

The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 3/1/01 through 2/28/02 and total operating expenses thereafter, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

---------------------------------------------
               1 yr.  3 yrs.  5 yrs.  10 yrs.

Your cost($)    102     635   1,195    2,723
---------------------------------------------

(1) The fund commenced operations on 11/5/97. For the period 3/31/97 through 11/30/97, returns reflect performance of the J.P. Morgan Institutional Global Strategic Income Fund (a separate feeder fund investing in the same master portfolio). These returns reflect lower operating expenses than those of the fund. Therefore these returns may be higher than the fund's would have been had it existed during the same period.

(2)   The fund's fiscal year end is 10/31.

(3) The fund has a master/feeder structure as described on page 19. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of average net assets.


(4) Reflects an agreement dated 3/1/01 by Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan, to reimburse the fund to the extent total operating expenses (excluding interest, taxes, and extraordinary expenses) exceed 1.00% of the fund's average daily net assets through 2/28/02.



                                    J.P. MORGAN GLOBAL STRATEGIC INCOME FUND | 7

J.P. MORGAN EMERGING
MARKETS DEBT FUND                                | TICKER SYMBOL: JEMDX
--------------------------------------------------------------------------------
                                        REGISTRANT: J.P. MORGAN FUNDS
                                        (J.P. MORGAN EMERGING MARKETS DEBT FUND)

[GRAPHIC] RISKS/RETURN SUMMARY

      For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 20-25.

[GRAPHIC] GOAL

      The fund's goal is to provide high total return from a portfolio of fixed income securities of emerging markets issuers. This goal can be changed without shareholder approval.

[GRAPHIC] Investment approach

      Principal Strategies

      The fund invests primarily in debt securities that it believes have the potential to provide a high total return from countries whose economies or bond markets are less developed. This designation currently includes most countries in the world except Australia, Canada, Hong Kong, Japan, New Zealand, the U.S., the United Kingdom, and most Western European countries. Issuers of portfolio securities may include foreign governments, corporations, and financial institutions. These securities may be of any maturity and quality, but under normal market conditions the fund's duration will generally range between three and five years, similar to that of the Emerging Markets Bond Index Global. For a description of duration, please see "Fixed Income Investment Process" on page
15. The fund does not have any minimum quality rating and may invest without limit in securities that are rated in the lowest rating categories (or are the unrated equivalent).

In addition to the investment process described on page 15, the management team makes country allocation decisions, based primarily on financial and economic forecasts and other macro-economic factors.

Principal Risks

The fund's share price and total return will vary in response to changes in emerging bond markets, interest rates, and currency exchange rates. How well the fund's performance compares to that of similar fixed income funds will depend on the success of the investment process.

Because the fund is non-diversified and may invest more than 5% of its assets in a single issuer and its primary securities combine the risks of emerging markets and low credit quality, its performance is likely to be more volatile than that of other fixed income investments. These risks and fund volatility are likely to be compounded when the fund concentrates its investments in a small number of countries. Emerging market investment risks include foreign government actions, political instability, currency fluctuations and lack of adequate and accurate information. The fund may engage in active and frequent trading, leading to increased portfolio turnover and the possibility of increased capital gains. See page 18 for further discussion on the tax treatment of capital gains. Since the fund seeks higher returns by investing in non-investment-grade bonds, often called junk bonds, it takes on additional risks, since these bonds are more sensitive to economic news and their issuers have a less secure financial position. Investors should be prepared to ride out periods of negative return.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.


PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management, Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than $700 billion, including more than $___ million using similar strategies as the fund.


The portfolio management team is led by Michael Cembalest, managing director, who has been at J.P. Morgan from 1988 to January 1998 and since June 1998, and Paul Dickson, vice president, who has been at J.P. Morgan since November 1999. Prior to joining the portfolio management team, Mr. Cembalest was responsible for sovereign debt analysis in the emerging markets group. From January 1998 to June 1998, Mr. Cembalest was a portfolio manager at Morgan Stanley. Previously, Mr. Dickson was the senior emerging markets debt strategist at Lehman Brothers. From 1993 to 1997, Mr. Dickson served as a strategist with Chase Manhattan Bank.

--------------------------------------------------------------------------------

Before you invest

Investors considering the fund should understand that:

o The fund seeks to achieve its goal by investing in a master portfolio, which is another fund with the same goal.

o     There is no assurance that the fund will meet its investment goal.

o     The fund does not represent a complete investment program.


8 | J.P. MORGAN EMERGING MARKETS DEBT FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Emerging Markets Debt Fund.


The bar chart indicates some of the risks by showing the performance of the fund's shares from year to year for each of the last three calendar years.


The table indicates some of the risks by showing how the fund's average annual returns for the past year and life of fund compared to the Emerging Markets Bond Index Global. This broad-based unmanaged index tracks total return for U.S. dollar denominated emerging markets debt, including Brady bonds, Eurobonds and loans. The Emerging Market Bond Index Global is a more diverse index that includes more countries.


The fund's past performance does not necessarily indicate how the fund will perform in the future.


 [The following was depicted as a bar chart in the original printed material.]

-----------------
Total return (%)    Shows changes in returns by calendar year(1),(2)
------------------------------------------------------------------
                    1998           1999           2000

                  (15.93)         25.97          15.23
------------------------------------------------------------------

o J.P. Morgan Emerging Market Debt Fund


The fund's year-to-date total return as of 12/31/00 was 15.23%. For the period covered by this total return chart, the fund's highest quarterly return was 14.16%(for the quarter ended 12/31/99) and the lowest quarterly return was -21.73% (for the quarter ended 9/30/98).

---------------------------------
Average annual total return (%)    Shows performance over time, for periods ended December 31, 2000(1)
------------------------------------------------------------------------------------------------------
                                                                      Past 1 yr.    Life of fund(1)
J.P. Morgan Emerging Market Debt Fund (after expenses)                  15.23           6.54
------------------------------------------------------------------------------------------------------
Emerging Markets Bond Index Global (no expenses)                        14.41           8.53
------------------------------------------------------------------------------------------------------


INVESTOR EXPENSES

The expenses of the fund before and after reimbursement are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.

---------------------------------------------
Annual fund operating expenses(3)(%)
(expenses that are deducted from fund assets)
---------------------------------------------
Management fees                         0.70

Distribution (Rule 12b-1) fees          none

Other expenses                          1.25
---------------------------------------------
Total operating expenses                1.95

Fee waiver and expense
reimbursement(4)                        0.64
---------------------------------------------
Net expenses(4),(5)                     1.31
---------------------------------------------

---------------------------------------------
Expense example(4)
---------------------------------------------
The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 12/1/00 through 11/30/01 and total operating expenses thereafter, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

---------------------------------------------
               1 yr.  3 yrs.  5 yrs.  10 yrs.

Your cost($)    133     550     993    2,223
---------------------------------------------

(1) The fund commenced operations on 4/17/97 and returns reflect performance of the fund from 4/30/97.

(2) The fund's fiscal year end is 7/31. Prior to 1999, the fund's fiscal year end was 12/31.

(3) The fund has a master/feeder structure as described on page 19. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of average net assets.


(4) Reflects an agreement 12/1/00 by Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan, to reimburse the fund to the extent total operating expenses (excluding interest, taxes, and extraordinary expenses) exceed 1.25% of the fund's average daily net assets through 11/30/01.


(5) Actual net expenses for the year ended July 31, 2000, were 1.31% of average daily net assets as a result of non-reimbursed interest expense equal to 0.06% of average daily net assets.


                                      J.P. MORGAN EMERGING MARKETS DEBT FUND | 9

J.P. MORGAN TAX EXEMPT
BOND FUND                                        | TICKER SYMBOL: PPTBX
--------------------------------------------------------------------------------
                                              REGISTRANT: J.P. MORGAN FUNDS
                                              (J.P. MORGAN TAX EXEMPT BOND FUND)

[GRAPHIC] RISK/RETURN SUMMARY

      For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 20-25.

[GRAPHIC] GOAL

      The fund's goal is to provide a high level of current income that is exempt from federal income tax consistent with moderate risk of capital. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

      Principal Strategies

The fund invests primarily in high quality municipal securities that it believes have the potential to provide high current income that is free from federal personal income tax. While the fund's goal is high tax-exempt income, the fund may invest to a limited extent in taxable securities, including U.S. government, government agency, corporate, or taxable municipal securities. The fund's securities may be of any maturity, but under normal market conditions the fund's duration will generally range between four and seven years, similar to that of the Lehman Brothers Intermediate Competitive Municipal Bond Index (1-17 Year Maturity)(currently 5.4 years). For a description of duration, please see "Fixed Income Investment Process" on page 15. At least 90% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent. No more than 10% of assets may be invested in securities rated B or BB.

Principal Risks

The fund's share price and total return will vary in response to changes in interest rates. How well the fund's performance compares to that of similar tax-exempt funds will depend on the success of the investment process, which is described on page 15.

Investors should be prepared for higher share price volatility than from a tax exempt fund of shorter duration. The fund's performance could also be affected by market reaction to proposed tax legislation. To the extent that the fund seeks higher returns by investing in non-investment-grade bonds, often called junk bonds, it takes on additional risks, since these bonds are more sensitive to economic news and their issuers have a less secure financial position.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than $700 billion, including more than $__ billion using similar strategies as the fund.


The portfolio management team is led by Benjamin Thompson, vice president, who joined the team in June of 1999, Robert W. Meiselas, vice president, who joined the team in June of 1997 and has been at J.P. Morgan since 1987, and Kingsley Wood, Jr., vice president, who has been on the team since January 2000. Prior to joining J.P. Morgan, Mr. Thompson was a senior fixed income portfolio manager at Goldman Sachs, and Mr. Wood was a senior fixed income portfolio manager at Mercantile Bank & Trust. Prior to joining Mercantile in July of 1998, Mr. Wood was an institutional tax-exempt trader at ABN-AMRO and Kemper Securities.

--------------------------------------------------------------------------------

Before you invest

Investors considering the fund should understand that:

o The fund seeks to achieve its goal by investing in a master portfolio, which is another fund with the same goal.

o     There is no assurance that the fund will meet its investment goal.

o     The fund does not represent a complete investment program.


10 | J.P. MORGAN TAX EXEMPT BOND FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Tax Exempt Bond Fund.

The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the fund's last ten calendar years.

The table indicates some of the risks by showing how the fund's average annual returns for the past one, five and ten years compared to those of the Lehman Brothers 1-16 Year Municipal Bond Index and the Lehman Brothers Intermediate Competitive Municipal Bond Index (1-17 Year Maturity), the fund's current benchmark. Both are unmanaged indices that measure municipal bond market performance.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

      [The following was depicted as a bar chart in the printed material.]


-------------------------------
Year-by-year total return (%)   Shows changes in returns by calendar year(1)
------------------------------------------------------------------------------
 1991    1992    1993    1994    1995    1996     1997    1998    1999    2000

10.92    7.47    9.58   (2.70)  13.40    3.54     7.42   5.47    (0.88)   8.33
------------------------------------------------------------------------------


o J.P. Morgan Tax Exempt Bond Fund


The fund's year-to-date total return as of 12/31/00 was 8.33%. For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 5.09% (for the quarter ended 3/31/95); and the lowest quarterly return was -3.08% (for the quarter ended 3/31/94).

---------------------------------
Average annual total return (%)   Shows performance over time, for periods ended December 31, 2000(1)
-----------------------------------------------------------------------------------------------------
                                                             Past 1 yr.  Past 5 yrs.  Past 10 yrs.
J.P. Morgan Tax Exempt Bond Fund (after expenses)               8.33         4.73         6.15
-----------------------------------------------------------------------------------------------------
Lehman Brothers Intermediate Competitive Municipal
  Bond Index (1-17 Year Maturity)(2) (no expenses)              9.59         5.59          N/A
-----------------------------------------------------------------------------------------------------
Lehman Brothers 1-16 Year Municipal Bond Index
  (no expenses)                                                 9.32         5.53          N/A
-----------------------------------------------------------------------------------------------------
Lehman Brothers/J.P. Morgan Hybrid Index(3)                     9.48         4.73          N/A
-----------------------------------------------------------------------------------------------------


INVESTOR EXPENSES

The expenses of the fund are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses are deducted from fund assets prior to performance calculations.


---------------------------------------------
Annual fund operating expenses(4)(%)
(expenses that are deducted from fund assets)
---------------------------------------------

Management fees                         0.30

Distribution (Rule 12b-1) fees          none

Other expenses                          0.37
---------------------------------------------
Total annual fund
operating expenses                      0.67
---------------------------------------------

---------------------------------------------
Expense example
---------------------------------------------


The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, total operating expenses remain unchanged, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

---------------------------------------------
               1 yr.  3 yrs.  5 yrs.  10 yrs.

Your cost($)     68     214     373      835
---------------------------------------------


(1) The fund's fiscal year end is 7/31. Prior to 1999, the fund's fiscal year end was 8/31.

(2) Previously the fund had used the Lehman Brothers 1-16 Year Municipal Bond Index as a comparative broad-based securities market index. The fund has chosen to use the Lehman Brothers Intermediate Competitive Municipal Bond Index (1-17 Year Maturity) because it is more widely disseminated.


(3) The Lehman Brothers/J.P. Morgan Hybrid Index consists of Lehman Brothers 1-16 Year Municipal Bond Index from 9/30/93 to 9/1/00, then Lehman Brothers Intermediate Competitive Municipal Bond Index (1-17 Maturity), thereafter.

(4) The fund has a master/feeder structure as described on page 18. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of average net assets.



                                           J.P. MORGAN TAX EXEMPT BOND FUND | 11

J.P. MORGAN NEW YORK
TAX EXEMPT BOND FUND                             | TICKER SYMBOL: PPNYX
--------------------------------------------------------------------------------
                                     REGISTRANT: J.P. MORGAN FUNDS
                                     (J.P. MORGAN NEW YORK TAX EXEMPT BOND FUND)

[GRAPHIC] Risk/Return Summary

      For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 20-25.

[GRAPHIC] GOAL

      The fund's goal is to provide a high level of tax exempt income for New York residents consistent with moderate risk of capital. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

      Principal Strategies

The fund invests primarily in New York municipal securities that it believes have the potential to provide high current income which is free from federal, state, and New York City personal income taxes for New York residents. The fund may also invest to a limited extent in securities of other states or territories. To the extent that the fund invests in municipal securities of other states, the income from such securities would be free from federal personal income taxes for New York residents but would be subject to New York State and New York City personal income taxes. For non-New York residents, the income from New York municipal securities is free from federal personal income taxes only. The fund may also invest in taxable securities. The fund's securities may be of any maturity, but under normal market conditions the fund's duration will generally range between three and seven years, similar to that of the Lehman Brothers New York 1 to 17 Years Municipal Bond Index (currently 5.4 years). For a description of duration, please see "Fixed Income Investment Process" on page 15. At least 90% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent. No more than 10% of assets may be invested in securities rated B or BB.

Principal Risks

The fund's share price and total return will vary in response to changes in interest rates. How well the fund's performance compares to that of similar fixed income funds will depend on the success of the investment process, which is described on page 15. Because most of the fund's investments will typically be from issuers in the State of New York, its performance will be affected by the fiscal and economic health of that state and its municipalities. The fund is non-diversified and may invest more than 5% of assets in a single issuer, which could further concentrate its risks. To the extent that the fund seeks higher returns by investing in non-investment-grade bonds, often called junk bonds, it takes on additional risks, since these bonds are more sensitive to economic news and their issuers have a less secure financial condition.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than $700 billion, including more than $___ billion using similar strategies as the fund.


The portfolio management team is led by Benjamin Thompson, vice president, who joined the team in June of 1999, Robert W. Meiselas, vice president, who joined the team in June of 1997 and has been at J.P. Morgan since 1987, and Kingsley Wood, Jr., vice president, who has been on the team since January 2000. Prior to joining J.P. Morgan, Mr. Thompson was a senior fixed income portfolio manager at Goldman Sachs, and Mr.Wood was a senior fixed income portfolio manager at Mercantile Bank & Trust. Prior to joining Mercantile in July of 1998, Mr. Wood was an institutional tax-exempt trader at ABN-AMRO and Kemper Securities.

--------------------------------------------------------------------------------

Before you invest

Investors considering the fund should understand that:

o The fund seeks to achieve its goal by investing in a master portfolio, which is another fund with the same goal.

o     There is no assurance that the fund will meet its investment goal.

o     The fund does not represent a complete investment program.


12 | J.P. MORGAN NEW YORK TAX EXEMPT BOND FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan New York Tax Exempt Bond Fund.


The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the last six calendar years.


The table indicates some of the risks by showing how the fund's average annual returns for the past one and five years and the life of the fund compared to those of the Lehman Brothers 1-16 Year Municipal Bond Index and the Lehman Brothers New York 1 to 17 Years Municipal Bond Index, the fund's current benchmark. Both are widely recognized, unmanaged indices that measure municipal bond market performance.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

      [The following was depicted as a bar chart in the printed material.]


-------------------------------
Year-by-year total return (%)   Shows changes in returns by calendar year(1),(2)
-------------------------------------------------------------------------------
                                 1995    1996     1997    1998    1999    2000

                                13.03    3.96     7.41    5.39   (0.84)   8.97
-------------------------------------------------------------------------------

o J.P. Morgan New York Tax Exempt Bond Fund

The fund's year-to-date total return as of 12/31/00 was 8.97%. For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 4.80% (for the quarter ended 3/31/95) and the lowest quarterly return was -1.83%(for the quarter ended 6/30/99).

----------------------------------
Average annual total return (%)    Shows performance over time, for periods ended December 31, 2000(1)
------------------------------------------------------------------------------------------------------
                                                             Past 1 yr.   Past 5 yrs.  Life of fund
J.P. Morgan New York Tax Exempt Bond Fund (after expenses)       8.97        4.92          5.64
------------------------------------------------------------------------------------------------------
Lehman Brothers New York 1 to 17 Years Municipal Bond
  Index(3) (no expenses)                                         9.67        5.90          6.62
------------------------------------------------------------------------------------------------------
Lehman Brothers 1-16 Year Municipal Bond Index (no expenses)     9.32        5.53          6.30
------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses are deducted from fund assets prior to performance calculations.

---------------------------------------------
Annual fund operating expenses(4)(%)
(expenses that are deducted from fund assets)
---------------------------------------------

Management fees                         0.30

Distribution (Rule 12b-1) fees          none

Other expenses                          0.43
---------------------------------------------
Total operating expenses                0.73
---------------------------------------------

---------------------------------------------
Expense example
---------------------------------------------
The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, and total operating expenses remain unchanged, all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

---------------------------------------------
               1 yr.  3 yrs.  5 yrs.  10 yrs.

Your cost($)     75     233     406      906
---------------------------------------------

(1) The fund commenced operations on 4/11/94 and returns reflect performance of the fund from 4/30/94.

(2) The fund's fiscal year end is 7/31. Prior to 1999, the fund's fiscal year end was 3/31.

(3) Previously the fund had used the Lehman Brothers 1-16 Year Municipal Bond Index, which is composed of tax-exempt securities of various states and measures overall tax-exempt bond market performance, as a comparative broad-based securities market index. The fund has chosen the Lehman Brothers New York 1 to 17 Years Municipal Bond Index because it measures New York tax-exempt bond market performance and reflects the universe of securities in which the fund invests.

(4) The fund has a master/feeder structure as described on page 19. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year, expressed as a percentage of average net assets.


                                  J.P. MORGAN NEW YORK TAX EXEMPT BOND FUND | 13

FIXED INCOME MANAGEMENT APPROACH
--------------------------------------------------------------------------------

J.P. MORGAN


Known for its commitment to proprietary research and its disciplined investment strategies, J.P. Morgan Chase is the asset management choice for many of the world's most respected corporations, financial institutions, governments, and individuals. Today, J.P. Morgan Chase employs approximately ___ research analysts, capital market researchers, portfolio managers and traders around the world and has more than $700 billion in assets under management.


J.P. MORGAN FIXED INCOME FUNDS

These funds invest primarily in bonds and other fixed income securities, either directly or through a master portfolio (another fund with the same goal). The funds seek high total return or high current income.

While each fund follows its own strategy, the funds as a group share a single investment philosophy. This philosophy, developed by the funds' advisor, emphasizes the potential for consistently enhancing performance while managing risk.

THE SPECTRUM OF FIXED INCOME FUNDS

The funds described in this prospectus pursue different goals and offer varying degrees of risk and potential reward. The table below shows degrees of the relative risk and return that these funds potentially offer. These and other distinguishing features of each fixed income fund were described on the preceding pages. Differences among these funds include:

o     the types of securities they hold

o     the tax status of the income they offer

o     the relative emphasis on current income versus total return

-------------------------------------
Potential risk and return
-------------------------------------

            [GRAPHIC]

The positions of the funds in this graph reflect long-term performance goals only, and are relative, not absolute.

* Based on tax-equivalent returns for an investor in the highest income tax bracket.

--------------------------------------------------------------------------------

Who May Want to Invest

The funds are designed for investors who:

o     want to add an income investment to further diversify a portfolio

o want an investment whose risk/return potential is higher than that of money market funds but generally less than that of stock funds

o     want an investment that pays monthly dividends

o with regard to the Tax Exempt Bond Fund, are seeking income that is exempt from federal personal income tax

o with regard to the New York Tax Exempt Bond Fund, are seeking income that is exempt from federal, state, and local (if applicable) personal income taxes in New York

The funds are not designed for investors who:

o     are investing for aggressive long-term growth

o     require stability of principal

o with regard to the Global Strategic Income or Emerging Markets Debt funds, are not prepared to accept a higher degree of risk than most traditional bond funds

o with regard to the federal or state tax-exempt funds, are investing through a tax-deferred account such as an IRA


14 | FIXED INCOME MANAGEMENT APPROACH

--------------------------------------------------------------------------------

FIXED INCOME INVESTMENT PROCESS

J.P. Morgan seeks to generate an information advantage through the depth of its global fixed-income research and the sophistication of its analytical systems. Using a team-oriented approach, J.P. Morgan seeks to gain insights in a broad range of distinct areas, and when consistent with a fund's investment approach, takes positions in many different areas, helping the funds to limit exposure to concentrated sources of risk.

In managing the funds described in this prospectus, J.P. Morgan employs a three-step process that combines sector allocation, fundamental research for identifying portfolio securities, and duration management.

[GRAPHIC]

The funds invest across a range of
     different types of securities

Sector allocation The sector allocation team meets monthly, analyzing the fundamentals of a broad range of sectors in which a fund may invest. The team seeks to enhance performance and manage risk by underweighting or overweighting sectors.

[GRAPHIC]

Each fund makes its portfolio decisions
as described earlier in this prospectus

Security selection Relying on the insights of different specialists, including credit analysts, quantitative researchers, and dedicated fixed income traders, the portfolio managers make buy and sell decisions according to each fund's goal and strategy.

[GRAPHIC]

J.P. Morgan uses a disciplined process
    to control each fund's sensitivity
                     to interest rates

Duration management Forecasting teams use fundamental economic factors to develop strategic forecasts of the direction of interest rates. Based on these forecasts, strategists establish each fund's target duration, a common measurement of a security's sensitivity to interest rate movements. For securities owned by a fund, duration measures the average time needed to receive the present value of all principal and interest payments by analyzing cash flows and interest rate movements. A fund's duration is generally shorter than a fund's average maturity because the maturity of a security only measures the time until final payment is due. Each fund's target duration typically remains relatively close to the duration of the market as a whole, as represented by the fund's benchmark. The strategists closely monitor the funds and make tactical adjustments as necessary.


                                           FIXED INCOME MANAGEMENT APPROACH | 15

YOUR INVESTMENT
--------------------------------------------------------------------------------

For your convenience, the J.P. Morgan Funds offer several ways to start and add to fund investments.

INVESTING THROUGH A FINANCIAL PROFESSIONAL

If you work with a financial professional, either at J.P. Morgan or elsewhere, he or she is prepared to handle your planning and transaction needs. Your financial professional will be able to assist you in establishing your fund account, executing transactions, and monitoring your investment. If your fund investment is not held in the name of your financial professional and you prefer to place a transaction order yourself, please use the instructions for investing directly.

INVESTING THROUGH AN EMPLOYER-SPONSORED RETIREMENT PLAN

Your fund investments are handled through your plan. Refer to your plan materials or contact your benefits office for information on buying, selling, or exchanging fund shares.

INVESTING THROUGH AN IRA OR ROLLOVER IRA

Please contact a J.P. Morgan Retirement Services Specialist at 1-888-576-4472 for information on J.P. Morgan's comprehensive IRA services, including lower minimum investments.

INVESTING DIRECTLY

Investors may establish accounts without the help of an intermediary by using the instructions below and at right:

o Choose a fund (or funds) and determine the amount you are investing. The minimum amount for initial investments in a fund is $2,500 and for additional investments $500, although these minimums may be less for some investors. For more information on minimum investments, call 1-800-521-5411.

o Complete the application, indicating how much of your investment you want to allocate to which fund(s). Please apply now for any account privileges you may want to use in the future, in order to avoid the delays associated with adding them later on.

o Mail in your application, making your initial investment as shown at right.

For answers to any questions, please speak with a J.P. Morgan Funds Services Representative at 1-800-521-5411.

OPENING YOUR ACCOUNT

      By wire

o     Mail your completed application to the Shareholder Services Agent.

o Call the Shareholder Services Agent to obtain an account number and to place a purchase order. Funds that are wired without a purchase order will be returned uninvested.

o After placing your purchase order, instruct your bank to wire the amount of your investment to:

     Morgan Guaranty Trust Company of New York - Delaware
     Routing number: 031-100-238
     Credit: Morgan Guaranty Trust Shareholder Services
     Account number: 00073-836
     FFC: your account number, name of registered owner(s) and fund name

      By check

o     Make out a check for the investment amount payable to J.P. Morgan Funds.

o     Mail the check with your completed application to the Transfer Agent.

      By exchange

o     Call the Shareholder Services Agent to effect an exchange.

ADDING TO YOUR ACCOUNT

      By wire

o Call the Shareholder Services Agent to place a purchase order. Funds that are wired without a purchase order will be returned uninvested.

o Once you have placed your purchase order, instruct your bank to wire the amount of your investment as described above.

      By check

o     Make out a check for the investment amount payable to J.P. Morgan Funds.

o Mail the check with a completed investment slip to the Transfer Agent. If you do not have an investment slip, attach a note indicating your account number and how much you wish to invest in which fund(s).

      By exchange

o     Call the Shareholder Services Agent to effect an exchange.


16 | YOUR INVESTMENT

--------------------------------------------------------------------------------

Selling shares

      By phone--wire payment

o Call the Shareholder Services Agent to verify that the wire redemption privilege is in place on your account. If it is not, a representative can help you add it.

o Place your wire request. If you are transferring money to a non-Morgan account, you will need to provide the representative with the personal identification number (PIN) that was provided to you when you opened your fund account.

      By phone--check payment

o Call the Shareholder Services Agent and place your request. Once your request has been verified, a check for the net amount, payable to the registered owner(s), will be mailed to the address of record. For checks payable to any other party or mailed to any other address, please make your request in writing (see below).

      In writing

o Write a letter of instruction that includes the following information: The name of the registered owner(s) of the account; the account number; the fund name; the amount you want to sell; and the recipient's name and address or wire information, if different from those of the account registration.

o     Indicate whether you want the proceeds sent by check or by wire.

o Make sure the letter is signed by an authorized party. The Shareholder Services Agent may require additional information, such as a signature guarantee.

o     Mail the letter to the Shareholder Services Agent.

      By exchange

o     Call the Shareholder Services Agent to effect an exchange.

      Redemption In Kind

o Each fund reserves the right to make redemptions of over $250,000 in securities rather than in cash.

ACCOUNT AND TRANSACTION POLICIES

Telephone orders The funds accept telephone orders from all shareholders. The funds require that telephone orders be placed by pre-authorized individuals only. The funds will tape record telephone orders or take other reasonable precautions. However, if a fund does take such steps to ensure the authenticity of an order, you may bear any loss if the order later proves fraudulent.

Exchanges You may exchange shares in these funds for shares in any other J.P. Morgan or J.P. Morgan Institutional mutual fund at no charge (subject to the securities laws of your state). When making exchanges, it is important to observe any applicable minimums. Keep in mind that for tax purposes an exchange is considered a sale.

A fund may alter, limit, or suspend its exchange policy at any time.

Business hours and NAV calculations The funds' regular business days and hours are the same as those of the New York Stock Exchange (NYSE). Each fund calculates its net asset value per share (NAV) every business day as of the close of trading on the NYSE (normally 4:00 p.m. eastern time). Each fund's securities are typically priced using pricing services or market quotes. When these methods are not available or do not represent a security's value at the time of pricing (e.g., when an event occurs after the close of trading on a foreign exchange that would materially impact a security's value at the time the fund calculates its NAV), the security is valued in accordance with the fund's fair valuation procedures.

Timing of orders Orders to buy or sell shares are executed at the next NAV calculated after the order has been accepted. Orders are accepted until the close of trading on the NYSE every business day and are executed the same day, at that day's NAV. A fund has the right to suspend redemption of shares as permitted by law and to postpone payment of proceeds for up to seven days.

--------------------------------------------------------------------------------

Transfer Agent                           Shareholder Services Agent
State Street Bank and Trust Company      Morgan Christiana Center
P.O. Box 8411                            J.P. Morgan Funds Services - 2/OPS3
Boston, MA 02266-8411                    500 Stanton Christiana Road
Attention: J.P. Morgan Funds Services    Newark, DE 19713
                                         1-800-521-5411

                                         Representatives are available 8:00 a.m.
                                         to 6:00 p.m. eastern time on fund
                                         business days.


                                                            YOUR INVESTMENT | 17

--------------------------------------------------------------------------------

Timing of settlements When you buy shares, you will become the owner of record when a fund receives your payment, generally the day following execution. When you sell shares, proceeds are generally available the day following execution and will be forwarded according to your instructions.

When you sell shares that you recently purchased by check, your order will be executed at the next NAV but the proceeds will not be available until your check clears. This may take up to 15 days.

Statements and reports The funds send monthly account statements as well as confirmations after each purchase or sale of shares (except reinvestments). Every six months each fund sends out an annual or semi-annual report containing information on its holdings and a discussion of recent and anticipated market conditions and fund performance.

Accounts with below-minimum balances If your account balance falls below the minimum for 30 days as a result of selling shares (and not because of performance), each fund reserves the right to request that you buy more shares or close your account. If your account balance is still below the minimum 60 days after notification, each fund reserves the right to close out your account and send the proceeds to the address of record.

DIVIDENDS AND DISTRIBUTIONS

Income dividends are typically declared daily and paid monthly. If an investor's shares are redeemed during the month, accrued but unpaid dividends are paid with the redemption proceeds. Shares of a fund earn dividends on the business day the purchase is effective, but not on the business day the redemption is effective. Each fund distributes capital gains, if any, once a year. However, a fund may make more or fewer payments in a given year, depending on its investment results and its tax compliance situation. Each fund's dividends and distributions consist of most or all of its net investment income and net realized capital gains.

Dividends and distributions are reinvested in additional fund shares. Alternatively, you may instruct your financial professional or J.P. Morgan Funds Services to have them sent to you by check, credited to a separate account, or invested in another J.P. Morgan Fund.

TAX CONSIDERATIONS

In general, selling shares, exchanging shares, and receiving distributions (whether reinvested or taken in cash) are all taxable events. These transactions typically create the following tax liabilities for taxable accounts:

--------------------------------------------------------------------------------
Transaction                 | Tax status

Income dividends from the     Exempt from federal, state,
New York Tax Exempt Bond      and New York City personal
Fund                          income taxes for New York
                              residents only

Income dividends from the     Generally exempt from federal
Tax Exempt Bond Fund          personal income taxes

Income dividends from         Ordinary income
all other funds

Short-term capital gains      Ordinary income
distributions

Long-term capital gains       Capital gains
distributions

Sales or exchanges of         Capital gains or
shares owned for more         losses
than one year

Sales or exchanges of         Gains are treated as ordinary
shares owned for one year     income; losses are subject
or less                       to special rules

Because long-term capital gains distributions are taxable as capital gains regardless of how long you have owned your shares, you may want to avoid making a substantial investment when a fund is about to declare a long-term capital gains distribution. A portion of the Tax Exempt Bond and New York Tax Exempt Bond funds' returns may be subject to federal, state, or local tax, or the alternative minimum tax. Every January, each fund issues tax information on its distributions for the previous year. Any investor for whom a fund does not have a valid taxpayer identification number will be subject to backup withholding for taxes. The tax considerations described in this section do not apply to tax-deferred accounts or other non-taxable entities. Because each investor's tax circumstances are unique, please consult your tax professional about your fund investment.


18 | YOUR INVESTMENT

FUND DETAILS
--------------------------------------------------------------------------------

BUSINESS STRUCTURE

As noted earlier, each fund is a series of J.P. Morgan Funds, a Massachusetts business trust, and a "feeder" fund that invests in a master portfolio. (Except where indicated, this prospectus uses the term "the fund" to mean the feeder fund and its master portfolio taken together.)

Each master portfolio accepts investments from other feeder funds, and all the feeders of a given master portfolio bear the portfolio's expenses in proportion to their assets. However, each feeder can set its own transaction minimums, fund-specific expenses and other conditions. This means that one feeder could offer access to the same master portfolio on more attractive terms, or could experience better performance, than another feeder. Information about other feeders is available by calling 1-800-521-5411. Generally, when a master portfolio seeks a vote, each of its feeder funds will hold a shareholder meeting and cast its vote proportionately, as instructed by its shareholders. Fund shareholders are entitled to one full or fractional vote for each dollar or fraction of a dollar invested.

Each feeder fund and its master portfolio expect to maintain consistent goals, but if they do not, the feeder fund will withdraw from the master portfolio, receiving its assets either in cash or securities. Each feeder fund's trustees would then consider whether it should hire its own investment adviser, invest in a different master portfolio, or take other action.

MANAGEMENT AND ADMINISTRATION

The feeder funds described in this prospectus, their corresponding master portfolios, and J.P. Morgan Series Trust are all governed by the same trustees. The trustees are responsible for overseeing all business activities. The trustees are assisted by Pierpont Group, Inc., which they own and operate on a cost basis; costs are shared by all funds governed by these trustees. Funds Distributor, Inc., as co-administrator, along with J.P. Morgan, provides fund officers. J.P. Morgan, as co-administrator, oversees each fund's other service providers.

J.P. Morgan, subject to the expense reimbursements described earlier in this prospectus, receives the following fees for investment advisory and other services:

Advisory services                   Percentage of the master
                                    portfolio's average net assets

Short Term Bond                               0.25%

Bond                                          0.30%

Global Strategic Income                       0.45%

Emerging Markets Debt                         0.70%

Tax Exempt Bond                               0.30%

New York Tax Exempt Bond                      0.30%

Administrative services           Master portfolio's and fund's
(fee shared with Funds            pro-rata portions of 0.09% of the
Distributor, Inc.)                first $7 billion of average net
                                  assets in J.P. Morgan-advised
                                  portfolios, plus 0.04% of average
                                  net assets over $7 billion

Shareholder services              0.25% of each fund's average
                                  net assets

J.P. Morgan may pay fees to certain firms and professionals for providing recordkeeping or other services in connection with investments in a fund.


                                                               FUND DETAILS | 19

--------------------------------------------------------------------------------

RISK AND REWARD ELEMENTS

This table discusses the main elements that make up each fund's overall risk and reward characteristics. It also outlines each fund's policies toward various investments, including those that are designed to help certain funds manage risk.

---------------------------------------------------------------------------------------------------
Potential risks                  | Potential rewards          | Policies to balance risk and reward
---------------------------------------------------------------------------------------------------

Market conditions
o Each fund's share price,         o Bonds have generally       o Under normal circumstances
  yield, and total return will       outperformed money           the funds plan to remain
  fluctuate in response to           market investments over      fully invested in bonds and
  bond market movements              the long term, with less     other fixed income
                                     risk than stocks             securities as noted in the
o The value of most bonds will                                    table on pages 24-25
  fall when interest rates         o Most bonds will rise in
  rise; the longer a bond's          value when interest        o The funds seek to limit risk
  maturity and the lower its         rates fall                   and enhance total return or
  credit quality, the more its                                    yields through careful
  value typically falls            o Mortgage-backed and          management, sector
                                     asset-backed securities      allocation, individual
o Adverse market conditions          can offer attractive         securities selection, and
  may from time to time cause        returns                      duration management
  a fund to take temporary
  defensive positions that are                                  o During severe market
  inconsistent with its                                           downturns, the funds have
  principal investment                                            the option of investing up
  strategies and may hinder a                                     to 100% of assets in
  fund from achieving its                                         investment-grade short-term
  investment objective                                            securities

o Mortgage-backed and                                           o J.P. Morgan monitors
  asset-backed securities                                         interest rate trends, as
  (securities representing an                                     well as geographic and
  interest in, or secured by,                                     demographic information
  a pool of mortgages or other                                    related to mortgage-backed
  assets such as receivables)                                     securities and mortgage
  could generate capital                                          prepayments
  losses or periods of low
  yields if they are paid off
  substantially earlier or
  later than anticipated

o Emerging Market Debt Fund is
  non-diversified which means
  that a relatively high
  percentage of the fund's
  assets may be invested in a
  limited number of issuers;
  therefore, its performance
  may be more vulnerable to
  changes in the market value
  of a single issuer or a
  group of issuers

Credit quality

o The default of an issuer          o Investment-grade bonds    o Each fund maintains its own
  would leave a fund with             have a lower risk of        policies for balancing
  unpaid interest or principal        default                     credit quality against
                                                                  potential yields and gains
o Junk bonds (those rated           o Junk bonds offer higher     in light of its investment
  BB/Ba or lower) have a              yields and higher           goals
  higher risk of default, tend        potential gains
  to be less liquid, and may                                    o J.P. Morgan develops its own
  be more difficult to value                                      ratings of unrated
                                                                  securities and makes a
                                                                  credit quality determination
                                                                  for unrated securities


20 | FUND DETAILS

---------------------------------------------------------------------------------------------------
Potential risks                  | Potential rewards          | Policies to balance risk and reward
---------------------------------------------------------------------------------------------------

Foreign investments
o A fund could lose money          o Foreign bonds, which           o Foreign bonds are a primary
  because of foreign                 represent a major portion of     investment only for the
  government actions,                the world's fixed income         Global Strategic Income and
  political instability, or          securities, offer attractive     Emerging Markets Debt funds
  lack of adequate and               potential performance and        and may be a significant
  accurate information               opportunities for                investment for the Short
                                     diversification                  Term Bond and Bond funds;
o Currency exchange rate                                              the Tax Exempt Bond and New
  movements could reduce gains     o Favorable exchange rate          York Tax Exempt Bond funds
  or create losses                   movements could generate         are not permitted to invest
                                     gains or reduce losses           any assets in foreign bonds
o Currency and investment
  risks tend to be higher in       o Emerging markets can offer     o To the extent that a fund
  emerging markets                   higher returns                   invests in foreign bonds, it
                                                                      may manage the currency
o From time to time during the                                        exposure of its foreign
  year, Emerging Market Debt                                          investments relative to its
  Fund may be highly                                                  benchmark, and may hedge a
  concentrated in certain                                             portion of its foreign
  countries                                                           currency exposure into the
                                                                      U.S. dollar from time to
                                                                      time (see also
                                                                      "Derivatives"); these
                                                                      currency management
                                                                      techniques may not be
                                                                      available for certain
                                                                      emerging markets investments

Management choices                 o A fund could outperform its    o J.P. Morgan focuses its
                                     benchmark due to these same      active management on those
o A fund could underperform          choices                          areas where it believes its
  its benchmark due to its                                            commitment to research can
  sector, securities or                                               most enhance returns and
  duration choices                                                    manage risks in a consistent
                                                                      way


Derivatives

o Derivatives such as futures,     o Hedges that correlate well      o The funds use derivatives,
  options, swaps and forward         with underlying positions         such as futures, options,
  foreign currency contracts         can reduce or eliminate           swaps and forward foreign
  that are used for hedging          losses at low cost                currency contracts, for
  the portfolio or specific                                            hedging and for risk manage-
  securities may not fully         o A fund could make money and       ment (i.e., to adjust
  offset the underlying              protect against losses if         duration or yield curve
  positions(1) and this could        management's analysis proves      exposure, or to establish or
  result in losses to the fund       correct                           adjust exposure to
  that would not have                                                  particular securities,
  otherwise occurred               o Derivatives that involve          markets, or currencies);
                                     leverage could generate           risk management may include
o Derivatives used for risk          substantial gains at low          management of a fund's
  management may not have the        cost                              exposure relative to its
  intended effects and may                                             benchmark; the Tax Exempt
  result in losses or missed                                           Bond and New York Tax Exempt
  opportunities                                                        Bond funds are permitted to
                                                                       enter into futures, options
o The counterparty to a                                                and swap transactions,
  derivatives contract could                                           however, these transactions
  default                                                              result in taxable gains or
                                                                       losses so it is expected
o Certain types of derivatives                                         that these funds will
  involve costs to the funds                                           utilize them infrequently;
  which can reduce returns                                             forward foreign currency
                                                                       contracts are not permitted
o Derivatives that involve                                             to be used by the Tax Exempt
  leverage could magnify                                               Bond and New York Tax Exempt
  losses                                                               Bond funds

                                                                     o The funds only establish
                                                                       hedges that they expect will
                                                                       be highly correlated with
                                                                       underlying positions

                                                                     o While the funds may use
                                                                       derivatives that
                                                                       incidentally involve
                                                                       leverage, they do not use
                                                                       them for the specific
                                                                       purpose of leveraging their
                                                                       portfolios

Securities lending

o When a fund lends a              o A fund may enhance income       o J.P. Morgan maintains a list
  security, there is a risk          through the investment of         of approved borrowers
  that the loaned securities         the collateral received from
  may not be returned if the         the borrower                    o The fund receives collateral
  borrower defaults                                                    equal to at least 100% of
                                                                       the current value of
o The collateral will be                                               securities loaned
  subject to the risks of the
  securities in which it is                                          o The lending agents indemnify
  invested                                                             a fund against borrower
                                                                       default

                                                                     o J.P. Morgan's collateral
                                                                       investment guidelines limit
                                                                       the quality and duration of
                                                                       collateral investment to
                                                                       minimize losses

                                                                     o Upon recall, the borrower
                                                                       must return the securities
                                                                       loaned within the normal
                                                                       settlement period

(1) A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on changes in the value of a securities index. An option is the right to buy or sell a set quantity of an underlying instrument at a predetermined price. A swap is a privately negotiated agreement to exchange one stream of payments for another. A forward foreign currency contract is an obligation to buy or sell a given currency on a future date and at a set price.


                                                               FUND DETAILS | 21

---------------------------------------------------------------------------------------------------
Potential risks                  | Potential rewards          | Policies to balance risk and reward
---------------------------------------------------------------------------------------------------

Illiquid holdings
o A fund could have difficulty     o These holdings may offer     o No fund may invest more than
  valuing these holdings             more attractive yields or      15% of net assets in
  precisely                          potential growth than          illiquid holdings
                                     comparable widely traded
o A fund could be unable to          securities                   o To maintain adequate
  sell these holdings at the                                        liquidity to meet
  time or price desired                                             redemptions, each fund may
                                                                    hold investment-grade
                                                                    short-term securities
                                                                    (including repurchase
                                                                    agreements and reverse
                                                                    purchase agreements) and,
                                                                    for temporary or
                                                                    extraordinary purposes, may
                                                                    borrow from banks up to
                                                                    33 1/3% of the value of its
                                                                    total assets

When-issued and delayed delivery securities

o When a fund buys securities      o A fund can take advantage of  o Each fund uses segregated
  before issue or for delayed        attractive transaction          accounts to offset leverage
  delivery, it could be              opportunities                   risk
  exposed to leverage risk if
  it does not use segregated
  accounts


Short-term trading

o Increased trading would          o A fund could realize gains     o The funds may use short-term
  raise a fund's transaction         in a short period of time        trading to take advantage of
  costs                                                               attractive or unexpected
                                   o A fund could protect against     opportunities or to meet
o Increased short-term capital       losses if a bond is              demands generated by
  gains distributions would          overvalued and its value         shareholder activity. The
  raise shareholders' income         later falls                      turnover rate for each
  tax liability                                                       portfolio for its most
                                                                      recent fiscal year end is as
                                                                      follows: Short Term Bond,
                                                                      for (271%), Bond, for
                                                                      (531%), Global Strategic
                                                                      Income, for (266%), Emerging
                                                                      Markets Debt (295%), Tax
                                                                      Exempt Bond (84%) and New
                                                                      York Tax Exempt Bond (86%).




22 | FUND DETAILS

------------------------------

                         (THIS PAGE IS INTENTIONALLY LEFT BLANK)

                                                                            | 23

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investments
--------------------------------------------------------------------------------

This table discusses the customary types of investments which can be held by each fund. In each case the related types of risk are listed on the following page (see below for definitions).This table reads across two pages.

--------------------------------------------------------------------------------
Asset-backed securities Interests in a stream of payments from specific assets, such as auto or credit card receivables.
--------------------------------------------------------------------------------
Bank obligations Negotiable certificates of deposit, time deposits and bankers' acceptances of domestic and foreign issuers.
--------------------------------------------------------------------------------
Commercial paper Unsecured short term debt issued by domestic and foreign banks or corporations. These securities are usually discounted and are rated by S&P or Moody's.
--------------------------------------------------------------------------------
Convertible securities Domestic and foreign debt securities that can be converted into equity securities at a future time and price.
--------------------------------------------------------------------------------
Corporate bonds Debt securities of domestic and foreign industrial, utility, banking, and other financial institutions.
--------------------------------------------------------------------------------
Mortgages (directly held) Domestic debt instrument which gives the lender a lien on property as security for the loan payment.
--------------------------------------------------------------------------------
Mortgage-backed securities Domestic and foreign securities (such as Ginnie Maes, Freddie Macs, Fannie Maes) which represent interests in pools of mortgages, whereby the principal and interest paid every month is passed through to the holder of the securities.
--------------------------------------------------------------------------------
Mortgage dollar rolls The purchase of domestic or foreign mortgage-backed securities with the promise to purchase similar securities upon the maturity of the original security. Segregated accounts are used to offset leverage risk.
--------------------------------------------------------------------------------
Participation interests Interests that represent a share of domestic or foreign bank debt or similar securities or obligations.
--------------------------------------------------------------------------------
Private placements Bonds or other investments that are sold directly to an institutional investor.
--------------------------------------------------------------------------------
REITs and other real-estate related instruments Securities of issuers that invest in real estate or are secured by real estate.
--------------------------------------------------------------------------------
Repurchase agreements Contracts whereby the fund agrees to purchase a security and resell it to the seller on a particular date and at a specific price.
--------------------------------------------------------------------------------
Reverse repurchase agreements Contracts whereby the fund sells a security and agrees to repurchase it from the buyer on a particular date and at a specific price. Considered a form of borrowing.
--------------------------------------------------------------------------------
Sovereign debt, Brady bonds, and debt of supranational organizations Dollar- or non-dollar-denominated securities issued by foreign governments or supranational organizations. Brady bonds are issued in connection with debt restructurings.
--------------------------------------------------------------------------------
Swaps Contractual agreement whereby a domestic or foreign party agrees to exchange periodic payments with a counterparty. Segregated accounts are used to offset leverage risk.
--------------------------------------------------------------------------------
Synthetic variable rate instruments Debt instruments whereby the issuer agrees to exchange one security for another in order to change the maturity or quality of a security in the fund.
--------------------------------------------------------------------------------
Tax exempt municipal securities Securities, generally issued as general obligation and revenue bonds, whose interest is exempt from federal taxation and state and/or local taxes in the state where the securities were issued.
--------------------------------------------------------------------------------
U.S. government securities Debt instruments (Treasury bills, notes, and bonds) guaranteed by the U.S. government for the timely payment of principal and interest.
--------------------------------------------------------------------------------
Zero coupon, pay-in-kind, and deferred payment securities Domestic and foreign securities offering non-cash or delayed-cash payment. Their prices are typically more volatile than those of some other debt instruments and involve certain special tax considerations.
--------------------------------------------------------------------------------

Risk related to certain investments held by J.P. Morgan fixed income funds:

Credit risk The risk a financial obligation will not be met by the issuer of a security or the counterparty to a contract, resulting in a loss to the purchaser.

Currency risk The risk currency exchange rate fluctuations may reduce gains or increase losses on foreign investments.

Environmental risk The risk that an owner or operator of real estate may be liable for the costs associated with hazardous or toxic substances located on the property.

Extension risk The risk a rise in interest rates will extend the life of a mortgage-backed security to a date later than the anticipated prepayment date, causing the value of the investment to fall.

Interest rate risk The risk a change in interest rates will adversely affect the value of an investment. The value of fixed income securities generally moves in the opposite direction of interest rates (decreases when interest rates rise and increases when interest rates fall).

Leverage risk The risk of gains or losses disproportionately higher than the amount invested.

Liquidity risk The risk the holder may not be able to sell the security at the time or price it desires.


24 | FUND DETAILS

--------------------------------------------------------------------------------

================================================================================
*  Permitted (and if applicable, percentage limitation)
             percentage of total assets - bold
             percentage of net assets   - italic
o   Permitted, but not typically used
+   Permitted, but no current intention of use
--  Not permitted

                                                                           Global    Emerging      Tax      New York
                                                  Short Term              Strategic   Markets     Exempt   Tax Exempt
                                                     Bond        Bond      Income      Debt       Bond       Bond
------------------------------------------------------------------------------------------------------------------------
credit, interest rate, market, prepayment             *           *           *         o           o          o
------------------------------------------------------------------------------------------------------------------------
credit, currency, liquidity, political                *(1)        *(2)        *         *           o          o
                                                                                                 Domestic   Domestic
                                                                                                   Only       Only
------------------------------------------------------------------------------------------------------------------------
credit, currency, interest rate, liquidity,
  market, political                                   *(1)        *(1)        o         o           *          *
------------------------------------------------------------------------------------------------------------------------
credit, currency, interest rate, liquidity,
  market, political, valuation                        *(1)        *(1)        o         *           --         --
------------------------------------------------------------------------------------------------------------------------
credit, currency, interest rate, liquidity,
  market, political, valuation                        *(1)        *(1)        o         *           --         --
------------------------------------------------------------------------------------------------------------------------
credit, environmental, extension, interest rate,
  liquidity, market, natural event, political,
  prepayment, valuation                               *           *           *         +           +          +
------------------------------------------------------------------------------------------------------------------------
credit, currency, extension, interest rate,
  leverage, market, political, prepayment             *(1)        *(1)        *         o           --         --
------------------------------------------------------------------------------------------------------------------------
currency, extension, interest rate, leverage,
  liquidity, market, political, prepayment            *(1),(3)    *(1),(3)    *3        --          --         --
------------------------------------------------------------------------------------------------------------------------
credit, currency, extension, interest rate,
  liquidity, political, prepayment                    *(1)        *(1)        *         *           --         --
------------------------------------------------------------------------------------------------------------------------
credit, interest rate, liquidity, market, valuation   *           *           *         *           *          *
------------------------------------------------------------------------------------------------------------------------
credit, interest rate, liquidity, market,
  natural event, prepayment, valuation                *           *           *         --          --         --
------------------------------------------------------------------------------------------------------------------------
credit                                                *           *           *         *           o          o
------------------------------------------------------------------------------------------------------------------------
credit                                                *(3)        *(3)        *(3)      *(3)        o(3)       o(3)
------------------------------------------------------------------------------------------------------------------------
credit, currency, interest rate, market, political    *(1)        *(1)        *         *           --         --
------------------------------------------------------------------------------------------------------------------------
credit, currency, interest rate, leverage,
  market, political                                   *(1)        *(1)        *         *           *          *
------------------------------------------------------------------------------------------------------------------------
credit, interest rate, leverage, liquidity,
  market                                              --          --          --        --          *          *
------------------------------------------------------------------------------------------------------------------------
credit, interest rate, market, natural
  event, political                                    o           o           --        --          *(3)       *(3)
------------------------------------------------------------------------------------------------------------------------
interest rate                                         *           *           *         *           *          *
------------------------------------------------------------------------------------------------------------------------
credit, currency, interest rate, liquidity,
  market, political, valuation                        *           *           *         *           *          *
------------------------------------------------------------------------------------------------------------------------

Market risk The risk that when the market as a whole declines, the value of a specific investment will decline proportionately. This systematic risk is common to all investments and the mutual funds that purchase them.

Natural event risk The risk a natural disaster, such as a hurricane or similar event, will cause severe economic losses and default in payments by the issuer of the security.

Political risk The risk governmental policies or other political actions will negatively impact the value of the investment.

Prepayment risk The risk declining interest rates will result in unexpected prepayments, causing the value of the investment to fall.

Valuation risk The risk the estimated value of a security does not match the actual amount that can be realized if the security is sold.

(1) For each of the Short Term Bond and Bond funds, all foreign securities in the aggregate may not exceed 25% of such fund's assets.

(2) At least 65% of the New York Tax Exempt Bond Fund's assets must be in New York municipal securities, and at least 80% of the New York Tax Exempt and Tax Exempt Bond Funds' assets must be in tax exempt securities.


(3) All forms of borrowing (including securities lending, mortgage dollar rolls and reverse repurchase agreements) in the aggregate may not exceed 33 1/3% of the fund's total assets.



                                                                FUND DETAIL | 25

--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS


The financial highlights tables are intended to help you understand each fund's financial performance for the past fiscal five years or periods, as applicable or the life of the fund if shorter. Certain information reflects financial results for a single fund share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in a fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, whose reports, along with each fund's financial statements, are included in fund's annual report, which are available upon request.


--------------------------------------------------------------------------------

J.P. MORGAN SHORT TERM BOND FUND


-----------------------------
Per-share data                For fiscal years ended
-------------------------------------------------------------------------------------------------------------
                                              10/31/96     10/31/97      10/31/98      10/31/99      10/31/00
Net asset value, beginning of year ($)            9.84         9.86          9.85          9.98          9.68
-------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income ($)                       0.53         0.58          0.56          0.57          0.58
  Net realized and unrealized gain (loss)
  on investment ($)                               0.02        (0.01)         0.13         (0.31)        (0.09)
-------------------------------------------------------------------------------------------------------------
Total from investment operations ($)              0.55         0.57          0.69          0.26          0.49
-------------------------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income ($)                      (0.53)       (0.58)        (0.56)        (0.51)        (0.58)
  Net realized gain ($)                             --           --            --         (0.05)           --
Total distributions to shareholders ($)          (0.53)       (0.58)        (0.56)        (0.56)        (0.58)
-------------------------------------------------------------------------------------------------------------
Net asset value, end of year ($)                  9.86         9.85          9.98          9.68          9.59
-------------------------------------------------------------------------------------------------------------

-----------------------------
Ratios and supplemental data
-------------------------------------------------------------------------------------------------------------

Total return (%)                                  5.77         5.98          7.24          2.70          5.19
-------------------------------------------------------------------------------------------------------------
Net assets, end of year ($ thousands)            8,207       14,519        30,984        38,714        37,622
-------------------------------------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                               0.62         0.50          0.50          0.57          0.60
   ----------------------------------------------------------------------------------------------------------
   Net investment income (%)                      5.42         5.94          5.66          5.24          6.00
   ----------------------------------------------------------------------------------------------------------
   Expenses without reimbursement (%)             1.61         1.38          0.98          0.80          0.82
   ----------------------------------------------------------------------------------------------------------
Portfolio turnover (%)(1)                          191          219           381           398           271
-------------------------------------------------------------------------------------------------------------


(1)    Represents the turnover of The Short Term Bond Portfolio.


26 | J.P. MORGAN FIXED INCOME FUNDS

--------------------------------------------------------------------------------

================================================================================

J.P. MORGAN BOND FUND


-----------------------------
Per-share data                For fiscal years ended
-----------------------------------------------------------------------------------------------------------------------
                                               10/31/96       10/31/97       10/31/98       10/31/99       10/31/00
Net asset value, beginning of year ($)            10.41          10.30          10.42          10.59           9.87
-----------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income ($)                        0.62           0.66           0.65           0.58           0.61
  Net realized and unrealized gain (loss)
  on investment ($)                               (0.11)          0.18           0.17          (0.60)          0.02
Total from investment operations ($)               0.51           0.84           0.82          (0.02)          0.63
-----------------------------------------------------------------------------------------------------------------------
Distributions to shareholders from
  Net investment income ($)                       (0.62)         (0.65)         (0.65)         (0.59)         (0.61)
  In excess of net investment income                 --             --             --             --          (0.00)(1)
  Net realized gain ($)                              --          (0.07)            --          (0.11)            --
Total distributions to shareholders ($)           (0.62)         (0.72)         (0.65)         (0.70)         (0.61)
-----------------------------------------------------------------------------------------------------------------------
Net asset value, end of year ($)                  10.30          10.42          10.59           9.87           9.89
-----------------------------------------------------------------------------------------------------------------------

-----------------------------
Ratios and supplemental data
-----------------------------------------------------------------------------------------------------------------------

Total return (%)                                   5.13           8.58           8.06          (0.23)          6.61
-----------------------------------------------------------------------------------------------------------------------
Net assets, end of year ($ thousands)           149,207        169,233        216,285        234,874        240,180
-----------------------------------------------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                                0.66           0.68           0.66           0.69           0.69
-----------------------------------------------------------------------------------------------------------------------
   Net investment income (%)                       6.08           6.41           6.14           5.72           6.19
-----------------------------------------------------------------------------------------------------------------------
   Expenses without reimbursement (%)              0.66           0.68           0.66           0.69           0.69
-----------------------------------------------------------------------------------------------------------------------
Portfolio turnover (%)(2)                           186             93            115            465            531
-----------------------------------------------------------------------------------------------------------------------


(1)   Less than $0.005.

(2)   Represents the turnover of The U.S. Fixed Income Portfolio.

================================================================================

J.P. MORGAN GLOBAL STRATEGIC INCOME FUND


-----------------------------
Per-share data                For fiscal periods ended
----------------------------------------------------------------------------------
                                              10/31/98(1)    10/31/99     10/31/00
Net asset value, beginning of period ($)         10.21           9.77         9.40
----------------------------------------------------------------------------------
Income from investment operations:
  Net investment income ($)                       0.70           0.60         0.86
  Net realized and unrealized loss
  on investment ($)                              (0.49)         (0.38)       (0.26)
----------------------------------------------------------------------------------
Total from investment operations ($)              0.21           0.22         0.60
----------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income ($)                      (0.63)         (0.59)       (0.66)
  Return of capital                              (0.02)            --           --
----------------------------------------------------------------------------------
Total distributions to shareholders ($)          (0.65)         (0.59)       (0.66)
----------------------------------------------------------------------------------
Net asset value, end of period ($)                9.77           9.40         9.34
----------------------------------------------------------------------------------

-----------------------------
Ratios and supplemental data
----------------------------------------------------------------------------------
Total return (%)                                  1.97(2)        2.26         6.57
Net assets, end of period ($ thousands)         10,166          9,073        7,331
----------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                               1.00(3)        1.00         1.00
----------------------------------------------------------------------------------
   Net investment income (%)                      6.24(3)        6.35         7.05
----------------------------------------------------------------------------------
   Expenses without reimbursement (%)             1.89(3)        1.54         2.50
----------------------------------------------------------------------------------
Portfolio turnover (%)(4)                          368            318          266
----------------------------------------------------------------------------------


(1)   The fund commenced operations on 11/5/97.

(2)   Not annualized.

(3)   Annualized.

(4)   Represents the turnover of The Global Strategic Income Portfolio.


                                             J.P. MORGAN FIXED INCOME FUNDS | 27

--------------------------------------------------------------------------------

================================================================================

J.P. MORGAN EMERGING MARKETS DEBT FUND

                                                                                For the
                                                                                  seven
-----------------------------                                                    months
Per-share data                 For fiscal periods ended                           ended
---------------------------------------------------------------------------------------------------------
                                               12/31/97(1)       12/31/98       7/31/99(2)        7/31/00
Net asset value, beginning of period ($)          10.00              9.76          7.30              7.29
---------------------------------------------------------------------------------------------------------
Income from investment operations:
---------------------------------------------------------------------------------------------------------
  Net investment income ($)                        0.58              1.15          0.49              0.95
  Net realized and unrealized gain (loss)
  on investment ($)                               (0.05)            (2.64)         0.02              1.42
---------------------------------------------------------------------------------------------------------
Total from investment operations ($)               0.53             (1.49)         0.51              2.37
---------------------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income ($)                       (0.58)            (0.81)        (0.52)            (0.89)
  In excess of net investment income ($)          (0.02)            (0.16)           --                --
  Net realized gain ($)                           (0.17)               --            --                --
---------------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)           (0.77)            (0.97)        (0.52)            (0.89)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period ($)                 9.76              7.30          7.29              8.77
---------------------------------------------------------------------------------------------------------

-----------------------------
Ratios and supplemental data
---------------------------------------------------------------------------------------------------------
Total return (%)                                   5.47(3)         (15.93)         7.27(3)          34.12
---------------------------------------------------------------------------------------------------------
Net assets, end of period ($ thousands)          11,978            19,313        26,216            20,163
---------------------------------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                                1.25(4)           1.25          1.25(4)           1.25
   ------------------------------------------------------------------------------------------------------
   Net investment income (%)                       9.71(4)          10.05         12.28(4)          11.01
   ------------------------------------------------------------------------------------------------------
   Expenses without reimbursement (%)              2.40(4)           2.09          2.51(4)           1.95
   ------------------------------------------------------------------------------------------------------
   Interest expense (%)                              --                --          0.02(4)           0.06
   ------------------------------------------------------------------------------------------------------
Portfolio turnover (%)(5)                           182(3)            791           555(3)            295
---------------------------------------------------------------------------------------------------------

(1)   The fund commenced operations on 4/17/97.

(2)   In 1999, the fund changed the fiscal year-end from 12/31 to 7/31.

(3)   Not annualized.

(4)   Annualized.

(5)   Represents the turnover of The Emerging Market Debt Portfolio.

================================================================================

J.P. MORGAN TAX EXEMPT BOND FUND

                                                                                             For the 11
-----------------------------                                                                  months
Per-share data                For fiscal periods ended                                          ended
---------------------------------------------------------------------------------------------------------------------
                                                 8/31/96        8/31/97        8/31/98        7/31/99(1)      7/31/00
Net asset value, beginning of period ($)           11.73          11.63          11.85          12.15           11.77
---------------------------------------------------------------------------------------------------------------------
Income from investment operations:
Net investment income ($)                           0.55           0.55           0.54           0.46            0.52
  Net realized and unrealized gain (loss)
  on investment ($)                                (0.08)          0.24           0.30          (0.36)          (0.10)
---------------------------------------------------------------------------------------------------------------------
Total from investment operations ($)                0.47           0.79           0.84           0.10            0.42
---------------------------------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income ($)                        (0.55)         (0.55)         (0.54)         (0.46)          (0.52)
  Net realized gain ($)                            (0.02)         (0.02)         (0.00)(2)      (0.02)          (0.11)
  Distributions in excess of net
    investment income ($)                             --             --             --             --           (0.00)(2)
---------------------------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)            (0.57)         (0.57)         (0.54)         (0.48)          (0.63)
---------------------------------------------------------------------------------------------------------------------
Net asset value, end of period ($)                 11.63          11.85          12.15          11.77           11.56
---------------------------------------------------------------------------------------------------------------------

-----------------------------
Ratios and supplemental data
---------------------------------------------------------------------------------------------------------------------
Total return (%)                                    4.01           6.95           7.21           0.83(3)         3.74
---------------------------------------------------------------------------------------------------------------------
  Net assets, end of period ($ thousands)        369,987        401,007        439,225         431,68(5)      336,599
---------------------------------------------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                                 0.64           0.64           0.64           0.68(4)         0.67
   ------------------------------------------------------------------------------------------------------------------
   Net investment income (%)                        4.67           4.67           4.44           4.21(4)         4.46
   ------------------------------------------------------------------------------------------------------------------
Portfolio turnover (%)(5)                             25             25             16             29(3)           84
---------------------------------------------------------------------------------------------------------------------

(1)   In 1999, the fund changed the fiscal year-end from 8/31 to 7/31.

(2)   Less than $0.01 per share.

(3)   Not annualized.

(4)   Annualized.

(5)   Represents the turnover of The Tax Exempt Bond Portfolio.


28 | J.P. MORGAN FIXED INCOME FUNDS

J.P. MORGAN NEW YORK TAX EXEMPT BOND FUND

                                                                                                           For the
-----------------------------                                                                            four months
Per-share data                 For fiscal years ended                                                       ended
--------------------------------------------------------------------------------------------------------------------------------
                                                 3/31/96       3/31/97       3/31/98       3/31/99        7/31/99(1)     7/31/00
Net asset value, beginning of year ($)             10.11         10.34         10.28         10.62          10.66          10.35
--------------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income ($)                         0.46          0.46          0.46          0.42           0.13           0.43
  Net realized and unrealized gain (loss)
  on investment ($)                                 0.26         (0.03)         0.40          0.14          (0.28)         (0.02)
--------------------------------------------------------------------------------------------------------------------------------
Total from investment operations ($)                0.72          0.43          0.86          0.56          (0.15)          0.41
--------------------------------------------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income ($)                        (0.46)        (0.46)        (0.46)        (0.42)         (0.13)         (0.43)
  Net realized gain ($)                            (0.03)        (0.03)        (0.06)        (0.10)         (0.03)            --
  Distributions in excess of net
    investment income                                 --            --            --            --             --
(0.00)(4)
--------------------------------------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)            (0.49)        (0.49)        (0.52)        (0.52)         (0.16)         (0.43)
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of year ($)                   10.34         10.28         10.62         10.66          10.35          10.33
--------------------------------------------------------------------------------------------------------------------------------

-----------------------------
Ratios and supplemental data
--------------------------------------------------------------------------------------------------------------------------------
Total return (%)                                    7.16          4.19          8.49          5.39          (1.41)(2)       4.11
--------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year ($ thousands)             50,523        56,198        85,161       119,152        115,690        125,173
--------------------------------------------------------------------------------------------------------------------------------
Ratio to average net assets:
 Net expenses (%)                                   0.75          0.75          0.71          0.70           0.70(3)        0.70
 -------------------------------------------------------------------------------------------------------------------------------
 Net investment income (%)                          4.43          4.44          4.33          3.95           3.82(3)        4.19
 -------------------------------------------------------------------------------------------------------------------------------
 Expenses without reimbursement (%)                 0.79          0.81          0.77          0.74           0.78(3)        0.73
 -------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover (%)(5)                             41            35            51            44              8(2)          86
--------------------------------------------------------------------------------------------------------------------------------

(1)   In 1999, the fund changed the fiscal year-end from 3/31 to 7/31.

(2)   Not annualized.

(3)   Annualized.

(4)   Less than $0.01.

(5)   Represents the turnover of The New York Tax Exempt Bond Portfolio.


                                             J.P. MORGAN FIXED INCOME FUNDS | 29

                     (THIS PAGE IS INTENTIONALLY LEFT BLANK)

--------------------------------------------------------------------------------
FOR MORE INFORMATION
--------------------------------------------------------------------------------

For investors who want more information on these funds, the following documents are available free upon request:

Annual/Semi-annual Reports Contain financial statements, performance data, information on portfolio holdings, and a written analysis of market conditions and fund performance for a fund's most recently completed fiscal year or half-year.

Statement of Additional Information (SAI) Provides a fuller technical and legal description of a fund's policies, investment restrictions, and business structure. This prospectus incorporates each fund's SAI by reference.

Copies of the current versions of these documents, along with other information about the fund, may be obtained by contacting:

J.P. Morgan Funds
Morgan Christiana Center
J.P. Morgan Funds Services - 2/OPS3
500 Stanton Christiana Road
Newark, DE 19713

Telephone:  1-800-521-5411

Hearing impaired:  1-888-468-4015

Email:  JPM_Mutual_Funds@JPMorgan.com


Text-only versions of these documents and this prospectus are available, upon payment of a duplicating fee, from the Public Reference Room of the Securities and Exchange Commission in Washington, D.C. (1-202-942-8090) (publicinfo@sec.gov), or by writing the Public Reference Section of the SEC, Washington, DC 20549-0102 and may be viewed on-screen or downloaded from the SEC's Internet site at http://www.sec.gov. The funds' investment company and 1933 Act registration numbers are:


J.P. Morgan Short Term Bond Fund ........................811-07340 and 033-54632
J.P. Morgan Bond Fund ...................................811-07340 and 033-54632
J.P. Morgan Global Strategic Income Fund ................811-07340 and 033-54632
J.P. Morgan Emerging Markets Debt Fund ..................811-07340 and 033-54632
J.P. Morgan Tax Exempt Bond Fund ........................811-07340 and 033-54632
J.P. Morgan New York Tax Exempt Bond Fund ...............811-07340 and 033-54632

J.P. MORGAN FUNDS AND THE MORGAN TRADITION

The J.P. Morgan Funds combine a heritage of integrity and financial leadership with comprehensive, sophisticated analysis and management techniques. Drawing on J.P. Morgan's extensive experience and depth as an investment manager, the J.P. Morgan Funds offer a broad array of distinctive opportunities for mutual fund investors.

     J.P. Morgan Funds
--------------------------------------------------------------------------------
     Advisor                                 Distributor
     J.P. Morgan Investment Management Inc.  Funds Distributor, Inc.
     522 Fifth Avenue                        60 State Street
     New York, NY 10036                      Boston, MA 02109
     1-800-521-5411                          1-800-221-7930